Contact:     Roger L. Christensen, President and CEO
                            541/298-6633 or rchristensen@columbiabancorp.com
                            Greg B. Spear, Vice Chair and CFO
                            541/298-6612 or gspear@columbiabancorp.com

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                 Columbia River Bank Names Chief Credit Officer

      THE DALLES, Ore., March 17 /PRNewswire-FirstCall/ -- Roger Christensen, President and Chief Executive Officer of Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, announced today that Craig Hummel has been named as Executive Vice President and Chief Credit Officer (CCO) for the bank. "Craig is a welcome addition to our dynamic executive team. The breadth of his banking experience is exactly what we have been looking for in a CCO, and we are looking forward to his vision unfolding in alignment with the bank's strategic mission and goals," stated Christensen.

      Hummel will be responsible for the management and development of CRB's credit administration functions, including oversight of the analysis and underwriting of all loan types, credit approval, risk assessment and regulatory compliance. He will work out of the bank's west-side administration center located in Vancouver, Washington.

      Hummel has spent 30 years in the financial service industry, most recently serving as Senior Vice President, Regional Credit Administrator. He holds a Bachelor's degree in General Social Science from the University of Oregon, and is a graduate of Pacific Coast Banking School at the University of Washington. Hummel is also an honors graduate of the Western Agricultural Credit School at Washington State University.


      ABOUT COLUMBIA BANCORP

      Columbia Bancorp (http://www.columbiabancorp.com) is the financial holding company for Columbia River Bank. CRB operates 22 branches located in The Dalles
(2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Vancouver, Yakima, Pasco and Richland, Washington. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

      FORWARD LOOKING STATEMENTS

      This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the potential for losses inherent in our loan portfolio, economic and other factors that affect the collectability of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, and our ability to open and generate growth from new branches and to expand in new markets as we expect. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.